UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2010
IXIA
(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California	91302

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events	1

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Item 8.01 Other Events
     Ixia (“Ixia” or the “Company”) has entered into a Confidential Settlement Agreement with its former investment manager pursuant to which the Company settled claims that it had asserted against its investment manager for damages and losses relating to the Company’s aggregate investment of $19.0 million in certain auction rate securities (“ARS”). In return for the Company’s providing the investment manager with a release of any and all claims relating to the ARS purchases by the Company through the investment manager, the investment manager agreed to make a cash payment to the Company in the amount of $8,925,000, which payment is required to be made within 25 days following March 10, 2010. The Company retains the ARS at issue in the claims against the investment manager, which ARS were valued at approximately $2.2 million as of December 31, 2009.
     As reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on March 5, 2010, Ixia’s 2009 and 2008 results included pre-tax other-than-temporary impairment charges of $2.8 million and $15.8 million, respectively, to earnings related to the Company’s investments in ARS.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia
Dated: March 23, 2010	By:	/s/ Ronald W. Buckly
Ronald W. Buckly
Senior Vice President, Corporate Affairs and General Counsel

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